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                                                                      EXHIBIT 21

                     TRIBUNE COMPANY - LIST OF SUBSIDIARIES

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                                                JURISDICTION OF           OTHER NAMES UNDER WHICH
                                                INCORPORATION             SUBSIDIARY DOES BUSINESS
                                                ---------------           ------------------------
PUBLISHING

Tribune Publishing Company                      Delaware

The Baltimore Sun Company                       Maryland                  The Sun
  Homestead Publishing Co.                      Maryland
    Empty Stocking Fund, Inc .                  Maryland
    Patuxent Publishing Company                 Maryland                  The Aegis; Arbutus Times; Baltimore Messenger;
                                                                          Cantonsville Times; Columbia Flier; Fifty-Plus;
                                                                          Howard County Times;Jubilee; Male and Family;
                                                                          Maryland Job Market; Ownings Mills Times; North
                                                                          County News; Northeast Reporter; Northeast
                                                                          Booster; Towson Times

       Baltimore Newspaper Networks, Inc.       Maryland
  Signs of Distinction, Inc.                    Maryland

Chicago Tribune Company                         Illinois                  Chicago Tribune; Chicago Magazine; RedEye
  Chicagoland Publishing Company                Delaware                  AutoFinder; JobFinder; Mature Adult; New Homes
                                                                          Guide; Relcon
  Chicago Tribune Newspapers, Inc.              Illinois                  Chicago Tribune; Exito!
  Chicago Tribune Press Service, Inc.           Illinois                  Tribune Newspaper Network
  Newspaper Readers Agency, Inc.                Illinois
  Tribune Direct Marketing, Inc.                Delaware                  Tribune Direct Marketing

The Daily Press, Inc.                           Delaware                  Daily Press
  Virginia Gazette Companies, LLC               Delaware                  Virginia Gazette

E Z Buy & E Z Sell Recycler Corporation         Delaware
  E Z Buy & E Z Sell Recycler Corporation
  of Southern California                        Delaware                  AutoBuys; AutoPix; AutoSeller; AutoTruckBuys; Big
                                                                          Truck & Equipment; BoatBuys; Car Buys; Caravan
                                                                          Express; CycleBuys; Desert Auto Buys; EZ-Ads;
                                                                          Greater South Bay Real Estate Weekly; Homes &
                                                                          Open Houses; Inland Empire Jobs; Orange County
                                                                          Jobs; Recycler; Recycler.com; The Renter; RV Buys;
                                                                          San Fernando Valley Jobs; TruckBuys

    The Renter, Inc.                            Delaware
    Tillema Publishing, Inc.                    California

Forum Publishing Group, Inc.                    Delaware                  Jewish Journal

The Hartford Courant Company                    Connecticut
  Courant Specialty Products, Inc.              Connecticut
       Heart & Crown Advertising, Inc.          Connecticut
       New Mass. Media, Inc.                    Massachusetts             Fairfield Weekly; Hartford Advocate;
                                                                          New Haven Advocate; Valley Advocate;
                                                                          Westchester Weekly
       TMLH 2, Inc.                             California
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
                                                JURISDICTION OF           OTHER NAMES UNDER WHICH
                                                INCORPORATION             SUBSIDIARY DOES BUSINESS
                                                ---------------           ------------------------
Orlando Sentinel Communications Company         Delaware                  Black Family Today; Central Florida Family; Central
                                                                          Florida Family Guide; Family Journal Publications;
                                                                          O'Arts; Orlando City Book; Relcon of Florida;
                                                                          US/Express
  Neocomm, Inc.                                 Delaware                  Neocomm of Delaware, Inc.
  North Avenue Properties, Inc.                 Florida
  Sentinel Communications News                  Delaware
       Ventures, Inc.

The Morning Call, Inc.                          Pennsylvania              Target Select Cable
  Direct Mail Associates, Inc.                  Pennsylvania
  Direct Marketing Distribution, Inc.           Pennsylvania

Southern Connecticut Newspapers, Inc.           Connecticut               The Adovcate; Greenwich Time
  TMLS I, Inc.                                  California

Sun-Sentinel Company                            Delaware                  Sun-Sentinel; Florida New Homes and
                                                                          Condominiums Guide; Gold Coast Labeling;
                                                                          Signs by Sun-Sentinel
  Gold Coast Publications, Inc.                 Delaware                  City Link; Gold Coast Shopper; South
                                                                          Florida Parenting; Vital Signs

TMD, Inc.                                       Delaware
  Newsday, Inc.                                 New York
    Distribution Systems of America, Inc.       New York
       DSA Community Publishing, LLC            Delaware                  Huntington Pennysaver; Results Media;
                                                                          Shopper's Guide; This Week; Yankee Trader

       DSA Direct, LLC                          New York
       Hoy, LLC                                 New York                  Hoy

Tribune Classifieds, Inc.                       Delaware

Tribune Los Angeles, Inc.                       Delaware
  Los Angeles Times Communications LLC          Delaware                  The Burbank Leader; Daily Pilot; The Foothill Leader;
                                                                          Glendale-News Press; Huntington Beach/Fountain
                                                                          Valley Independent; latimes.com; Newport Beach/
                                                                          Costa Mesa Daily Pilot; Our Times; Times
                                                                          Community News
       Los Angeles Times Newspapers, Inc.       Delaware                  Los Angeles Times

Tribune Media Services, Inc.                    Delaware                  Fluent Media; TV Week; Zap2it
    TMS Interactive Software, Inc.              Delaware
       Interactive Software LLC                 Canada
    TMS Movie Information Products, Inc.        Colorado
    TMS TV Publishing, Inc.                     Wisconsin
    TV Data Technologies, L.P.                  Georgia

Tribune Media Net, Inc.                         Delaware

Tribune National Marketing Company              Delaware
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
                                                JURISDICTION OF           OTHER NAMES UNDER WHICH
                                                INCORPORATION             SUBSIDIARY DOES BUSINESS
                                                ---------------           ------------------------
BROADCASTING AND ENTERTAINMENT

Tribune Broadcasting Company                    Delaware                  Tribune Cable; Tribune Creative Services Group;
                                                                          Tribune Plus; Tribune Plus Corporate Sales;
                                                                          Tribune Television

    ChicagoLand Microwave Licensee, Inc.        Delaware
    ChicagoLand Television News, Inc.           Delaware                  ChicagoLand Television/CLTV News
    KHWB Inc.                                   Delaware                  KHWB-TV
    KSWB Inc.                                   Delaware                  KSWB-TV
    KTLA Inc.                                   California                KTLA-TV
    KWGN Inc.                                   Delaware                  KWGN-TV
    Oak Brook Productions, Inc.                 Delaware
    Tower Distribution Company                  Delaware                  WGN Cable; Superstation WGN
    Tribune Broadcasting News Network, Inc.     Delaware                  TribNet
    Tribune Denver Radio, Inc.                  Delaware                  KQMT-FM; WTTV-TV; WTTK-TV
    Tribune Entertainment Company               Delaware
       Magic T Music Publishing Company         Delaware
       Tribune Entertainment Production         Delaware
                Company
          435 Production Company                Delaware
          5800 Sunset Productions Inc.          Delaware
          Chicago River Production Company      Delaware
          North Michigan Production Company     Delaware
          Towering T Music Publishing           Delaware
                Company
    Tribune (FN) Cable Ventures, Inc.           Delaware
    Tribune Network Holdings Company            Delaware
    Tribune Television Company                  Delaware                  WPMT-TV; WXIN-TV; WTIC-TV; KDAF-TV;
                                                                          WPHL-TV

       Channel 20, Inc.                         Delaware
       Channel 40, Inc.                         Delaware                  KTXL-TV
       Channel 39, Inc.                         Delaware                  WBZL-TV
    Tribune Television Holdings, Inc.           Delaware                  WXMI-TV, KTWB-TV
    Tribune Television New Orleans, Inc.        Delaware                  WGNO-TV; WNOL-TV
    Tribune Television Northwest, Inc.          Delaware                  KCPQ-TV
    WATL, LLC                                   Delaware                  WATL-TV
    WBDC Broadcasting, Inc.                     Delaware                  WBDC-TV
    WEWB, L.L.C.                                Delaware                  WEWB-TV
    WGN Continental Broadcasting Company        Delaware                  WGN-TV; WGN Radio; Tribune Radio Network
    WLVI Inc.                                   Delaware                  WLVI-TV
    WPIX, Inc.                                  Delaware                  WPIX-TV
    WTXX Inc.                                   Delaware                  WTXX-TV

Chicago National League Ball Club, Inc.         Delaware                  Chicago Cubs

Diana-Quentin, Inc.                             Illinois

Tribune California Properties, Inc.             Delaware
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
                                                JURISDICTION OF           OTHER NAMES UNDER WHICH
                                                INCORPORATION             SUBSIDIARY DOES BUSINESS
                                                -------------             ------------------------
INTERACTIVE

Tribune Interactive, Inc.                       Delaware                  chicagosports.com; chicagotribune.com;
                                                                          ctnow.com; dailypress.com; elsentinel.com;
                                                                          go2orlando.com; greenwichtime.com; ktla.com;
                                                                          latimes.com; mcall.com; metromix.com;
                                                                          newsday.com; orlandosentinel.com; recycler.com;
                                                                          sstamfordadvocate.com; sun-sentinel.com;
                                                                          sunspot.com; wb11.com; wgntv.com
    BlackVoices.com, Inc.                       Delaware                  blackvoices.com

MISCELLANEOUS

California Community News Corporation           Delaware
Chicago Avenue Construction Company             Illinois
Eagle New Media Investments, LLC                Delaware                  Chicago Magazine
  Newport Media, Inc.                           Delaware
  ValuMail, Inc.                                Connecticut
Eagle Publishing Investments, LLC               Delaware
GreenCo, Inc.                                   Delaware
Los Angeles Times International, Ltd.           California
  NewsCom Services, Inc.                        Delaware
Multimedia Insurance Company                    Vermont
Riverwalk Center I Joint Venture                Florida (Partnership)
Tribune License, Inc.                           Delaware
Times Mirror Land and Timber Company            Oregon
TMCT, LLC                                       Delaware
TMCT II, LLC                                     Delaware
Tribune Finance Service Center, Inc.            Delaware
Tribune Stock Compensation Fund Partnership     Illinois (Partnership)
Wrigley Field Premium Ticket Services, Inc.     Delaware
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